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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Post-Effective Amendment No. 1 of the Registration Statement (Form S-8 No. 333-40750) and related prospectus pertaining to The Retirement Plan of Pioneer-Standard Electronics, Inc. and The Retirement Plan of Pioneer-Standard Electronics, Inc., as amended, of our reports dated May 7, 2001, with respect to the consolidated financial statements of Pioneer-Standard Electronics, Inc. and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






                                       /s/   Ernst & Young LLP
                                       -------------------------
                                             Ernst & Young LLP
Cleveland, Ohio
June 28, 2001